UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UNITY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Unity Bancorp, Inc.

64 Old Highway 22

Clinton, NJ 08809

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2026

Explanatory Note

On March 6, 2026, Unity Bancorp, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) and furnished to stockholders a definitive proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, April 23, 2026 (the “Annual Meeting”). The purpose of this supplement, dated March 10, 2026 (this “Supplement”), is solely to correct a typographical error on page 4 of the Proxy Statement. The correction to the existing disclosure in the Proxy Statement is set forth below under the heading “Change to the Proxy Statement”. Other than this change, the Proxy Statement remains unchanged, and this Supplement does not otherwise modify, amend, supplement or affect the Proxy Statement.

From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously distributed for the Annual Meeting.

Change to the Proxy Statement

The following additional disclosure (change marked, with new text bold and underlined and deleted text bold and strikethrough) amends and supplements the information provided in the Proxy Statement. This amendment reflects full-year diluted EPS for the Company; whereas, the prior disclosure reflects diluted EPS for the three months ending December 31, 2025:

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